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                                                                    EXHIBIT 3.14

                                    BY-LAWS
                                       OF
                        MOUNT CRANMORE SKI RESORT, INC.,
                             a Delaware corporation
                              (the "Corporation")


                                   ARTICLE I

                                    Offices

    Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company.

    Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  Stockholders

    Section 2.1 Annual Meetings. An annual meeting of stockholders shall be held each year for the election of directors at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

    Section 2.2 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman (as hereinafter defined), if any, the Vice Chairman, if any, or the President. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be designated by the person or persons calling such meeting at least ten days prior to such meeting.

    Section 2.3 Notice of Meeting. Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
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    Section 2.4   Adjournments.  Any meeting of stockholders, annual or
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 2.5 Quorum. Unless otherwise provided by law or the certificate of incorporation, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. For purposes of the foregoing, two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 2.4 of these By-laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

    Section 2.6 Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his absence by the Vice Chairman, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

    Section 2.7 Voting; Proxies. Unless otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted. Unless otherwise required by law, voting of stockholders for the election of directors need not be by written ballot. Voting of stockholders for all other matters need not be

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by written ballot unless so determined at a stockholders meeting by the vote of the holders of a majority of the outstanding shares of each class of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting. Unless otherwise provided by law or the certificate of incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

    Section 2.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Directors, nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action;
(c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 2.9 List of Stockholders Entitled to Vote. The Secretary shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at

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the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

    Section 2.10 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by law or by the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                               Board of Directors

    Section 3.1 Powers; Number; Qualifications. Unless otherwise provided by law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall initially consist of one (1) director and thereafter shall consist of such number of directors as the Board of Directors shall from time to time designate. Unless otherwise provided by the certificate of incorporation, directors need not be stockholders.

    Section 3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of a majority of shares of capital stock then entitled to vote at an election of directors. Whenever the holders of shares of any class or series of capital stock are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series of capital stock and not to the vote of the holders of the outstanding shares of capital stock as a whole. Unless otherwise provided by the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the vote of the sole remaining director. Whenever the holders of shares of any class or classes of capital stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series thereof may be filled by the vote of a majority of the

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directors elected by such class or classes or series thereof then in office, or by the vote of the sole remaining director so elected.

    Section 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.

    Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by any member of the Board of Directors. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be fixed by the person or persons calling the meeting.

    Section 3.5 Notice of Meetings. Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director. Notice may be given by letter, telegram, telex or facsimile and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex or facsimile, as the case may be.

    Section 3.6 Telephonic Meetings Permitted. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this by-law shall constitute presence in person at such meeting.

    Section 3.7 Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of one-third of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the certificate of incorporation. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend.

    Section 3.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

    Section 3.9 Action by Directors Without a Meeting. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the

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writing or writings are filed with the minutes of proceedings of the Board of
Directors or such committee.

    Section 3.10 Compensation of Directors. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of Directors or a committee thereof.


                                   ARTICLE IV

                                   Committees

    Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

    Section 4.2 Power of Committees. Any committee designated by the Board of Directors, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the Board of Directors or to take any action with reference to: amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these By-laws; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of the State of Delaware.

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    Section 4.3   Committee Rules.  Unless the Board of Directors otherwise
provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.


                                   ARTICLE V

                                    Officers

    Section 5.1 Officers; Elections. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect from its membership or outside thereof a President and a Secretary. The Board of Directors may also elect from its membership a Chairman and a Vice Chairman, and from its membership or outside thereof one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine. Unless otherwise provided by the certificate of incorporation, any number of offices may be held by the same person.

    Section 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

    Section 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

    Section 5.4 Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer (the "Chairman") shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, he or she shall be in the general and active charge of the entire business and affairs of the Corporation and shall be its chief policy making officer. He or she shall

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preside at all meetings of the Board of Directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chairman shall perform all the duties and responsibilities and exercise all the powers of the President.

    Section 5.5 The President. The President, subject to the powers of the Board of Directors and the Chairman, shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, if any, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman or the Board of Directors or as may be provided in these By-laws.

    Section 5.6 The Secretary and the Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman, the President or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal, if any, of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal, if any, to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the corporate seal, if any, and to attest the affixing by his or her signature. The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the President or Secretary may, from time to time, prescribe.

    Section 5.7 Other Officers; Security. The other officers, if any, of the Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors shall from time to time delegate to each such officer. The Board of Directors may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his duties.

    Section 5.8 Compensation of Officers. The compensation of each officer shall be fixed by the Board of Directors and no officer shall be prevented from receiving such compensation by virtue of his also being a director.

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                                   ARTICLE VI

                                     Stock

    Section 6.1 Certificates. Every holder of one or more shares of capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                  ARTICLE VII

                                Indemnification

    Section 7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Corporation.

    Section 7.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking

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by the director or officer to repay all amounts advanced if it should be ultimately determined that the director of officer is not entitled to be indemnified under this Article VII or otherwise.

    Section 7.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

    Section 7.4 Nonexclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 7.5 Other Indemnification. The Corporation's obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

    Section 7.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE VIII

                                 Miscellaneous

    Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

    Section 8.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

    Section 8.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law, the certificate of incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business

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because the meeting is not lawfully called or convened.  Unless otherwise provided by the certificate of incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

    Section 8.4 Interested Directors, Officers, Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

    Section 8.5 Books and Records. The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

    Section 8.6 Amendment of By-laws. These By-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.


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